                                                                    EXHIBIT 10.1

                                    AGREEMENT

         This Agreement (this "Agreement") is effective as of October 6, 2005 (the "Effective Date") between POLYONE CORPORATION, an Ohio corporation (the "Company"), and WILLIAM F. PATIENT ("Patient").

         WHEREAS, prior to the Effective Date, Patient served as a member of the Board of Directors of the Company (the "Board") and as the non-executive Chairman of the Board;

         WHEREAS, the Company desires that, as of the Effective Date, Patient will serve as the non-employee Chairman of the Board, President and Chief Executive Officer of the Company and will be compensated therefor as an independent contractor, with compensation determined as set forth in this Agreement; and

         WHEREAS, the Company agrees to compensate Patient and Patient agrees to serve the Company as provided herein.

         NOW, THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

         1. Term. Patient shall serve as Chairman of the Board, President and Chief Executive Officer for the period beginning on the Effective Date and ending on the date that a successor Chairman of the Board, President and Chief Executive Officer is appointed (the "Term").

         2. Position. During the Term, Patient shall continue to serve as Chairman of the Board and shall participate actively in the management of the Company as its President and Chief Executive Officer.

         3. Status. Patient's status during the Term shall not, for any purpose, be that of an employee of the Company and Patient will remain an independent contractor for all purposes. Patient shall not be entitled to participate in any employee benefit plans of the Company or receive other benefits of employment available to employees of the Company. The parties acknowledge that any remuneration provided by this Agreement represents non-employee revenue to Patient for services rendered by Patient as a non-employee and, to the extent consistent with applicable law, the Company shall not withhold any amounts from such remuneration as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other federal, state or local laws. Patient acknowledges that Patient shall be responsible for the payment of any federal, state or local taxes resulting from such remuneration.

         4. Remuneration.

              (a) Compensation. During the Term and in connection with the services contemplated by this Agreement, Patient shall be compensated as follows: (i) for his continuing service as a director of the Company, Patient shall continue to receive the compensation payable generally to non-employee directors of the Company, including the annual retainer (currently

$100,000) and any meeting fees, upon the terms applicable to such other non-employee directors; and (ii) for his services as Chairman of the Board, President and Chief Executive Officer, Patient shall receive an annual fee of $300,000 in cash, payable quarterly in arrears and pro-rated for any period served that is less than a full calendar quarter.

              (b) Expense Reimbursement. The Company will reimburse Patient for all reasonable expenses incurred by Patient in the course of performing his duties under this Agreement with respect to travel, entertainment and other business expenses, consistent with the Company's reimbursement policies generally and subject to the Company's requirements applicable generally with respect to reporting and documentation of such expenses. In addition, the Company will provide Patient with transportation between Patient's residence in Arizona and the Company's headquarters in Ohio for business purposes.

         5. Choice of Law. This Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Ohio.


         6. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Patient, and no course of conduct or failure or delay in enforcing the provisions of this Agreement is to affect the validity, binding effect or enforceability of this Agreement.

         7. Complete Agreement. This Agreement, together with the agreements and arrangements referred to herein, embody the complete agreement and understanding between the parties with respect to the subject matter hereof and, effective as of the Effective Date, this Agreement supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way, including, without limitation, any prior agreements relating to Patient's service as a director or as Chairman of the Board.

         8. Counterparts. This Agreement may be executed in separate counterparts, each of which are to be deemed to be an original and both of which taken together are to constitute one and the same agreement.

         The parties are signing this Agreement on October 14, 2005, effective as of the date stated in the introductory clause.

                               POLYONE CORPORATION


                               By:   /s/ Kenneth M. Smith
                                  ------------------------------------
                                  Name:    Kenneth M. Smith
                                  Title:   Vice President and Chief Human
                                           Resources Officer

                                     /s/ William F. Patient
                               ---------------------------------------
                               William F. Patient


                                       2